As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CANDEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2214851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

117 Kendrick St Suite 450

Needham, MA 02494

(617) 916-5445

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Candel Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Candel Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Paul Peter Tak, M.D., Ph.D.

President and Chief Executive Officer

Candel Therapeutics, Inc.

117 Kendrick St Suite 450

Needham, MA 02494

(617) 916-5445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Puopolo, Esq.

William D. Collins, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the 2021 Employee Stock Purchase Plan (“the “2021 ESPP”) (together, the “Plans”) of Candel Therapeutics, Inc. is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Plans has previously been filed and is effective. Accordingly, pursuant to General Instruction E, the information contained in the registrant’s registration statement on Form S-8 (File No. 333-258279) is hereby incorporated by reference and made a part of this registration statement, except as presented below in Part II, Item 8. Exhibits.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

4.2	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

4.3	Second Amended and Restated Investors’ Rights Agreement (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257444)).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, State of Massachusetts, on this 29th day of March, 2022.

CANDEL THERAPEUTICS, INC.

By:	/s/ Paul Peter Tak
Name: Paul Peter Tak, M.D., Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Paul Peter Tak, M.D., Ph.D. and John Canepa, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Paul Peter Tak	President, Chief Executive Officer and Director Principal Executive Officer	March 29, 2022
Paul Peter Tak, M.D., Ph.D.

/s/ John Canepa	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer	March 29, 2022
John Canepa

/s/ Paul B. Manning	Director	March 29, 2022
Paul B. Manning

/s/ Estuardo Aguilar-Cordova	Director	March 29, 2022
Estuardo Aguilar-Cordova, M.D., Ph.D.

/s/ Edward J. Benz, Jr.	Director	March 29, 2022
Edward J. Benz, Jr. M.D.

/s/ Shaan C. Gandhi	Director	March 29, 2022
Shaan C. Gandhi, M.D., D.Phil

/s/ Christopher Martell	Director	March 29, 2022
Christopher Martell

/s/ Udi Meirav	Director	March 29, 2022
Udi Meirav, Ph.D.

/s/ Diem Nguyen	Director	March 29, 2022
Diem Nguyen, Ph.D., M.B.A.

/s/ Alan E. Smith	Director	March 29, 2022
Alan E. Smith, Ph.D., FRS, CBE